UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

Blue Sphere Corporation

(Exact name of Registrant as specified in its Charter)

 Nevada

  333-147716

 98-0550257

  (State or Other Jurisdiction

of Incorporation or Organization)

  (Commission File Number)

  (I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2015, Bluesphere Corporation (“BSC”) entered into and signed a founders agreement (“FA”) with Prof. Chen Xiaodong (“Chen”), a resident of Singapore and one of the inventors of the technology covered by the license agreement with Nanyang Technological University based in Singapore (“NTU”) pursuant to which NTU granted BSC a perpetual, exclusive (even as to NTU), worldwide, royalty-bearing license, with rights to sublicense, to certain of its intellectual property and know-how (the “Licensed Technology”) relating to fast-charging lithium-ion batteries to develop, have developed, manufacture, have manufactured, import, export, use, market, offer for sale, sell, have sold and otherwise commercialize and exploit the same or any product to be produced based on the Licensed Technology in in the field of (i) consumer electronics including without limitation, wearable electronics, mobile phones, smart devices and electric batteries, including rechargeable and non-rechargeable batteries and (ii) electric vehicles and to use the Licensed Technology for such purpose.

Pursuant to the FA, BSC and Chen formed a Singapore company called Quickcharge PTE Ltd. (“Quickcharge”) for the purpose of (i) developing and commercializing the Licensed Technology and (ii) to set forth the guidelines for the establishment, management, control and business operations of Quickcharge, as well as their relationship as shareholders of Quickcharge. Quickcharge will be owned 70% by BSC and 30% by Chen.

Quickcharge will be financed primarily though the provision of up to $500,000 as a loan by BSC.

Quickcharge’s board of directors will consist of five (5) members. Each holding of 20% of the issued and outstanding share capital of Quickcharge shall entitled the holder appoint one director to the board. Provided always that either of BSC or Chen, so long as such party holds at least 15% of the issued capital of Quickcharge, shall be entitled to appoint one director to the board notwithstanding that BSC or Chen may hold less than 20% of the issued and outstanding share capital. Resolutions proposed at any meeting of the board, shall be deemed adopted if passed by a majority of the members of the board present at the relevant meeting and entitled to vote thereon. At any meeting of the board, each member entitled to vote shall have one vote.

Chen will enter into a consulting agreement with Quickcharge (“Consulting Agreement”) under which he will provide technical and scientific consultancy services to Quickcharge. The terms of Consulting Agreement shall be concluded between Quickcharge and Chen at a later stage.

The FA is governed by the law of Singapore.

The foregoing summery of the FA is qualified by and subject to the full text of the FA attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Founders Agreement dated January 8, 2015

Pursuant to the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Blue Sphere Corporation

Dated: January 14, 2015

By:	/s/ Shlomo Palas
Name: Shlomo Palas
Title: Chief Executive Officer